                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                           INDEPENDENT AUDITORS' REPORT






We consent to the use in the Registration Statement of Wrestle- Plex Sports Entertainment Group Ltd. on Amendment No. 3 to Form SB-2 of our Auditors' Report, dated August 27, 2001, on the balance sheet of Wrestle-Plex Sports Entertainment Group Ltd. as of July 31, 2001 and 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the periods then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.


Vancouver, Canada
                                                     /s/ MORGAN & COMPANY
May 1, 2002                                          Chartered Accountants


Tel:  (604) 687-5841        Member of              P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA           Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International                 Vancouver, B.C. V7Y 1A1